Exhibit 99.1

1615 Poydras Street · New Orleans, LA 70112	Financial & Media Contact:
David P. Joint (504) 582-4203
McMoRan Exploration Co. Updates
Gulf of Mexico Exploration & Development Activities
NEW ORLEANS, LA, June 29, 2011 — McMoRan Exploration Co. (NYSE: MMR) today updated its exploration and development activities and also provided an update on its cumulative findings to date from its shallow water, ultra-deep exploration and development activities on the Gulf of Mexico (GOM) Shelf.
     McMoRan has actively pursued large ultra-deep targets located in the shallow waters of the GOM below the salt weld (i.e. listric fault) at depths generally below 25,000 feet since 2008. The data gained to date from four wells confirms McMoRan’s geologic model and the highly prospective nature of this emerging geologic trend. Prior to McMoRan’s involvement in the ultra-deep, there had been only two wells drilled on the Shelf targeting these objectives; one did not reach its targeted depth and the other was outside of McMoRan’s focus area. Importantly, McMoRan’s results to date have indicated the potential for large accumulations of hydrocarbons at these deeper depths in the shallow waters of the GOM, which is expected to reduce the risk of future activities.
     McMoRan’s activities to date have confirmed that drilling below the salt weld on the Shelf of the GOM can be achieved safely. In addition, the data indicates the presence below salt of geologic formations including Middle/Lower Miocene, Wilcox, Frio, Tuscaloosa and Cretaceous Carbonate. These formations have been prolific onshore, in the deepwater GOM and in international locations. McMoRan is encouraged by the results which indicate the potential for prospects with high quality reservoirs on large structures with multi-Tcfe of gross unrisked potential. McMoRan intends to conduct further drilling and flow testing to determine with greater certainty the ultimate potential of this emerging geologic trend.
     Shallow Water, Ultra-Deep Exploration Update
     The Davy Jones offset appraisal well (Davy Jones No. 2), located on South Marsh Island Block 234 two and a half miles southwest of the Davy Jones No. 1 discovery well, was drilled to a total depth of 30,546 feet. As previously reported in February 2011, preliminary log results above 27,300 feet confirmed hydrocarbon bearing Wilcox sands with continuity across the major structural features of the Davy Jones prospect.
     In June 2011, results from wireline logs of the Cretaceous section indicated that the Davy Jones No. 2 well encountered 192 net feet of potential hydrocarbons in the Tuscaloosa and Lower Cretaceous carbonate sections. Flow testing will be required to confirm the potential hydrocarbons and flow rates from these sandstones and limestones. A 6 5/8 inch production liner has been set to 30,511 feet and the well has been temporarily abandoned. McMoRan is evaluating development options and expects to complete the No. 2 well in the second quarter of 2012. McMoRan is also considering updip locations in a subsequent well to the north to evaluate the Tuscaloosa sands and Lower Cretaceous carbonates higher on the Davy Jones structure.

     The Tuscaloosa sands are correlative with the prolific Tuscaloosa trend onshore South Louisiana and the carbonate section may be analogous to productive fields located offshore and onshore Mexico in the southern GOM. These potential hydrocarbon bearing zones are the first Cretaceous sandstones and limestones encountered offshore Central Louisiana on the Gulf of Mexico Shelf. McMoRan believes the combination of productive Wilcox and Cretaceous intervals on the same structure could enhance the value of Davy Jones and the prospectivity of McMoRan’s other ultra-deep prospects on its acreage position within the Davy Jones trend.
     As previously reported, in January 2010 McMoRan logged 200 net feet of pay in multiple Wilcox sands in the Davy Jones No. 1 well on South Marsh Island Block 230. In March 2010, a production liner was set and the well was temporarily abandoned to prepare for completion. McMoRan is preparing to complete and flow test the No. 1 well in late 2011.
     Davy Jones involves a large ultra-deep structure encompassing four OCS lease blocks (20,000 acres). McMoRan holds a 60.4 percent working interest and a 47.9 percent net revenue interest in Davy Jones. Other working interest owners in Davy Jones include: Energy XXI (NASDAQ: EXXI) (15.8%), Nippon Oil Exploration USA Limited (12%), W.A. “Tex” Moncrief, Jr. (8.8%) and a private investor (3%).
     The Blackbeard East ultra-deep exploration well commenced drilling on March 8, 2010 and has been drilled to a TVD of 32,559 feet. McMoRan is continuing to address a mechanical issue that was encountered in drilling the well during the first quarter of 2011. To date, 1,888 feet of previously stuck pipe has been retrieved from the well. The remaining 1,351 feet of pipe, the top of which is currently located at 31,120 feet, is no longer stuck and operations are ongoing to push the pipe to bottom before attempting to pull it out of the hole. Pending resolution of the mechanical issue, McMoRan plans to deepen the well to a proposed total depth of 34,000 feet. Based on interpretations of drilling data, McMoRan believes the well has encountered Sparta sands in the Eocene, which are younger than the Wilcox. Sparta sands are productive in certain onshore fields in South Louisiana. Wireline logs will be required to evaluate this interval.
     As reported in January 2011, wireline logs indicated that Blackbeard East encountered hydrocarbon bearing sands in the Oligocene (Frio) with good porosity below 30,000 feet. McMoRan is considering down dip drilling opportunities on the flanks of the structure to evaluate this section further. This is the first hydrocarbon bearing Frio sand encountered either on the GOM Shelf or in the deepwater offshore Louisiana. The Frio sand section below 30,000 feet is in addition to the 178 net feet of hydrocarbons in the Miocene sands announced in December 2010 above 25,000 feet at Blackbeard East. Pressure and temperature data below the salt weld between 19,500 feet and 24,600 feet at Blackbeard East indicate that a completion at these depths could utilize conventional equipment and technologies.
     Blackbeard East is located in 80 feet of water on South Timbalier Block 144. McMoRan holds a 70.0 percent working interest and a 56.2 percent net revenue interest in the well. Other working interest owners in Blackbeard East include: EXXI (18.0%), W.A. “Tex” Moncrief, Jr. (10.0%) and a private investor (2.0%).
     The Lafitte ultra-deep exploration well commenced drilling on October 3, 2010 and is currently drilling below 24,100 feet towards a proposed total depth of 29,950 feet. Lafitte is located on Eugene Island Block 223 in 140 feet of water. The well is targeting Miocene objectives and possibly Oligocene (Frio) sections below the salt weld. McMoRan holds a 72.0 percent working interest and 58.3 percent net revenue interest in Lafitte. Other working interest owners in Lafitte include: EXXI (18.0%), and W.A. “Tex” Moncrief, Jr. (10.0%).
     Shallow Water, Deep Gas Exploration Update
     The Hurricane Deep well, which is located on the southern flank of the Flatrock structure in 12 feet of water on South Marsh Island Block 217, commenced drilling on January 20, 2011 and is drilling below 21,100 feet. The well encountered a significant Gyro sand section measuring approximately 1,300 gross feet and log-while-drilling tools indicated resistivity in the top 10 feet. Drilling continues to a proposed total depth of 21,700 feet to evaluate potential deeper Gyro zones. McMoRan holds a 79.8 percent working interest and a 57.4 percent net revenue interest in the deepening of Hurricane Deep.
     The Boudin deep gas exploration well commenced drilling on February 27, 2011 and is drilling below 17,500 feet. Boudin, which is located in 20 feet of water on Eugene Island Block 26, has a proposed total depth of 23,100 feet and will test Miocene objectives. McMoRan holds a 53.5 percent working interest and a 42.4 percent net revenue interest in Boudin. EXXI holds a 20.6 percent working interest.
     In the second quarter of 2011, McMoRan re-perforated the hydrocarbon bearing sands encountered in the Blueberry Hill #9 STK1 offset appraisal well and performed additional production testing. Evaluation of the results from the production test indicated that the well was non-commercial. McMoRan plans to study the results from this test and reevaluate its opportunities in the Blueberry Hill area. As previously reported, the Blueberry Hill sidetrack #2 well was cased for future utility. The well had two gas sands behind pipe credited with 45 feet of net pay. The thickest sand, which measured 30 feet, was also seen in two other penetrations in the immediate area. The #2 well cased in 2009 is located approximately 2,000 feet northeast of the #9 STK1 offset well. McMoRan controls approximately 11,100 acres in the Blueberry Hill area. McMoRan’s second-quarter 2011 results will include a charge to exploration expense of approximately $37 million for the capitalized costs associated with the Blueberry Hill #9 STK1 well.
     The Brazos A-23 development well commenced drilling on February 13, 2011, and was drilled to a total depth of 15,946 feet. This traditional Shelf well targeted proved undeveloped reserves updip from logged pay zones. Log evaluation indicated that the well encountered 30 net feet of hydrocarbon bearing sands and a protective liner has been set. The well has been temporarily abandoned while future plans are developed. McMoRan owns a 100.0 percent working interest and an 81.25 percent net revenue interest in the well. McMoRan will be assessing the carrying value of the Brazos A-23 well which currently approximates $40 million.
     As previously reported, McMoRan successfully commenced production from the Laphroaig No. 2 well in St. Mary Parish, Louisiana in late April 2011. Daily production from the well currently approximates 45 Million cubic feet of natural gas (MMcf) of natural gas and 425 barrels of condensate (approximately 14 MMcfe/d net to McMoRan). McMoRan owns a 38.4 percent working interest and a 29.5 percent net revenue interest in the Laphroaig No. 2 well.
WEBCAST INFORMATION
     A conference call with securities analysts to discuss McMoRan’s ultra-deep activities is scheduled for today at 10:00 a.m. Eastern Time. The conference call will be broadcast on the internet along with slides. Interested parties may listen to the conference call live and view the slides by accessing “www.mcmoran.com”. A replay of the webcast will be available through Friday, August 5, 2011.
     McMoRan Exploration Co. is an independent public company engaged in the exploration, development and production of natural gas and oil in the shallow waters of the GOM Shelf and onshore in the Gulf Coast area. Additional information about McMoRan is available on its internet website “www.mcmoran.com”.
CAUTIONARY STATEMENT: This press release contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. We caution readers that those statements are not guarantees of future performance or exploration and development success, and our actual exploration experience and future financial results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding various oil and gas discoveries, oil and gas exploration, development and production activities, capital expenditures, reclamation costs, anticipated and potential production and flow rates, and other statements that are not historical facts. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Important factors that can cause actual results to differ materially from the results anticipated by forward-looking statements include, but are not limited to, those associated with general economic and business conditions, failure to realize expected value creation from acquired properties, exercise of preferential rights to purchase, variations in the market demand for, and prices of, oil and natural gas, drilling results, unanticipated fluctuations in flow rates of producing wells due to mechanical or operational issues (including those experienced by wells operated by third parties where we are a participant), oil and natural gas reserve expectations, the potential adoption of new governmental regulations, failure of third party partners to fulfill their commitments, the ability to satisfy future cash obligations and environmental costs, adverse conditions, such as high temperatures and pressure that could lead to mechanical failures or increased costs, the ability to hold current or future lease acreage rights, the ability to satisfy future cash obligations and environmental costs, access to capital to fund drilling activities, as well as other general exploration and development risks and hazards, and other factors described in more detail in Part I, Item 1A. “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC.
The SEC requires oil and gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Beginning with year-end reserves for 2010, the SEC permits oil and gas companies, in their filings with the SEC, to disclose probable and possible reserves, as such terms are defined by the SEC. We use certain phrases and terms in this press release, such as “gross unrisked potential” and “resource potential “ which the SEC’s guidelines prohibit us from including in filings with the SEC “Gross unrisked potential” and “resource potential” do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. We urge you to consider closely the disclosure of proved reserves included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC.
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